UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

MCIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-175941	27-4439285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way, Suite 400 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

425-462-4219

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2014. mCig, Inc. (“mCig”) and Vapolution, Inc. (“Vapolution”) enetered into a Stock Purchase Agreement (the “Agreement”) pursuant to which mCig will issue 5,000,000 shares representing 1% of mCig's fully diluted capital structure to shareholders of Vapolution.

Paul Rosenberg, CEO of mCig, Inc. has cancelled an equal amount (5,000,000 shares) of common shares owned by him resulting in a net non-dilutive transaction to existing mCig, Inc. shareholders.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 24, 2014. mCig, Inc. (“mCig”) issued a press release (the “Press Release”) announcing the acquisition of Vapolution, Inc., a leading herbal vaporizer company, on January 23, 2014.

The full text of the Press Release is attached to this Form 8-K as Exhibit 99.1 respectively, is incorporated by reference into this Item 2.01 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	The Stock Purchase Agreemnet, dated January 23, 2014, by and between mCig, Inc. and Vapolution, Inc.
99.1	Press Release, dated January 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mCig, Inc.

Date: March 20, 2014	By:	/s/ Paul Rosenberg
Paul Rosenberg
Chief Executive Officer